UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):     February 23, 2005

Healthaxis Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

0-13591	23-2214195

(Commission File Number)	(IRS Employer Identification No.)

5215 N. O’Connor Blvd., 800 Central Tower, Irving, Texas	75039

(Address of Principal Executive Offices)	(Zip Code)

(972) 443-5000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

      On February 23, 2005, Healthaxis Inc. (the “Company”) entered into a Stock and Warrant Purchase Agreement (the “Purchase Agreement”) with Tak Investments, an investment company to be owned by Sharad Tak (“Tak Investments”). Under the terms of the Purchase Agreement, Tak Investments has agreed to purchase 2,222,222 shares of the Company’s common stock at a purchase price of $2.25 per share for an aggregate initial investment of $5.0 million, resulting in Tak Investments owning approximately 20% of the Company’s fully diluted common shares. Tak Investments will also receive at the closing of the sale of these shares three warrants, as follows:

•	The first warrant, which provides for an exercise price of $2.25 per common share and a term of two years, permits the Company to call the exercise of up to 3,333,333 common shares (for an aggregate of up to $7.5 million) under certain conditions specified in the warrant, but only permits Tak Investments to exercise the warrant for up to 2,222,222 common shares (for an aggregate of $5 million);

•	The second warrant, which provides for an exercise price of $2.70 per common share and a term of three years, permits Tak Investments to exercise the warrant for up to a maximum of between 555,556 common shares and 1,388,889 common shares, depending upon the number of shares purchased under the first warrant; and

•	The third warrant, which provides for an exercise price of $3.15 per common share and a term of four years, permits the exercise by Tak Investments of up to a maximum of between 555,556 common shares and 1,388,889 common shares, depending upon the number of shares purchased under the first warrant.

If the warrants are fully exercised for the maximum amount permitted, 6,111,111 additional common shares would be issued, in which event Tak Investments would own approximately 49% of the Company’s fully diluted common shares. The Company’s ability to call for the exercise of the first warrant described above would require the unanimous approval of the Company’s board of directors and the satisfaction of certain other conditions, including the approval of the Tak Investments designees to the Company’s board of directors (as described below).

In connection with the closing of the financing transactions provided for under the Purchase Agreement, the Company will enter into a number of related agreements. Under the terms of an Investor Rights Agreement, the securities purchased by Tak Investments will be subject to limited transfer restrictions, and Tak Investments will have the right to approve certain fundamental corporate activities, the right to participate in other Healthaxis equity financings and, depending upon the size of the Company’s board of directors and Tak Investments’ continuing ownership position in the Company, the right to designate one to three nominees for election to the Company’s board of directors. It is expected that immediately following the closing of the transactions provided for in the Purchase Agreement, the Company’s board of directors will be expanded to nine members and Tak Investments will therefore have the right to designate two new members to the Company’s board of directors. The parties will also enter into a Registration Rights Agreement under which the Company agrees to file a registration statement covering the resale of the shares of common stock purchased under the Purchase Agreement or through exercise of the aforementioned warrants. Finally, as a condition to the closing of the financing transactions contemplated by the Purchase Agreement, the Company and its top four executives will enter into amendments to the Change in Control Employment Agreements governing their employment relationships with the Company. Under the terms of these amendments, the parties acknowledge that the transactions with Tak Investments trigger a “change in control” of the Company and that the Company and each of its executives will be bound to a 3-year employment term. The amendments also provide for various changes in the executives’ duties and responsibilities, severance arrangements and cash and equity compensation.

      In connection with the closing of the transactions under the Purchase Agreement, the Company will also enter into a 5-year Remote Resourcing Agreement with Healthcare BPO Partners L.P., a company owned by Sharad Tak. Healthcare BPO Partners will provide personnel and infrastructure in India that will be used by the company to establish an offshore BPO services processing center as well as development and support functions services. The Indian operations, which will be dedicated for the Company’s exclusive use, will be managed by the Company and based in Jaipur, India. These new Indian BPO service operations will supplement the Company’s existing BPO service operations in Utah, Texas and Jamaica.

      The completion of the foregoing transactions with the companies owned by Sharad Tak is subject to certain participation rights and piggyback registration rights in favor of the Company’s preferred shareholders and America Online, Inc.

      The Company will be seeking the approval of its common shareholders to the financing transactions described above. This communication is not a solicitation of a proxy from any security holder of the Company. The Company intends to file a proxy statement with the Securities and Exchange Commission concerning these transactions and to mail the proxy statement to its common shareholders. The Company will request proxies at that time. The Company urges its common shareholders to read the proxy statement once available, and any other relevant documents to be filed with the SEC, because they will contain important information. Investors will be able to obtain the definitive proxy statement and other relevant documents free of charge at the SEC’s website, www.sec.gov.

      Statements that are not purely historical facts, including without limitation statements about the Tak transactions and their impact on the Company, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include without limitation the risks and uncertainties identified in our documents filed with, or furnished to, the Securities and Exchange Commission, including those identified under the caption “Business-Risk Factors” in our most recently filed Form 10-K and Amendment No. 1 to the Registration Statement on Form S-3 filed on October 18, 2004. No assurance can be given that the Tak transactions will close or, if closed, their impact on the Company. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on forward-looking statements.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2005

HEALTHAXIS INC.
By:	/s/ James W. McLane
James W. McLane
Chairman of the Board and Chief Executive Officer